Exhibit 10.3

Amendment to Listing Agreement

CBRE, Inc.

Brokerage and Management

Licensed Real Estate Broker

This Amendment (the “Amendment”) to that certain Exclusive Listing Agreement for Sale of Property (“Agreement”) dated January 31, 2013 between the undersigned (“Owner”) and CBRE, INC. (“Broker”) for the real property commonly known as 450 Northridge Parkway located in the city of Sandy Springs, County of Fulton, State of Georgia is entered into as of June 17, 2013.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Broker hereby agree to amend the Agreement as follows:

A.                                    Paragraph 1 - Term.  The term of the Agreement shall terminate on June 17, 2013.

B.                                  Paragraph 4 — Post-Term Protection Rights.  Notwithstanding anything to the contrary contained in the Agreement, Owner shall pay Broker a commission in accordance with the Schedule if, within 197 days after June 17, 2013, Owner enters into a contract of sale of the Property with any of the following prospects (or their successors, assigns, or affiliates): United Sciences Group, Fulton County Schools and Pro-Source Insurance Agency (“Post-Term Prospects”).  Broker is authorized to continue negotiations with the Post-Term Prospects, although Owner and Broker acknowledge and agree that Owner has elected to negotiate directly with United Sciences Group.  Broker shall not be entitled to any commissions with respect to any other parties or entities other than the Post-Term Prospects.  As used herein, “affiliates” means any person or entity directly or indirectly controlling, controlled by or under common control with Owner and any entity established by such affiliates to purchase the Property.

C.                                  Miscellaneous. Except as expressly amended herein, all other terms and conditions of the Agreement remain unmodified and in full force and effect.  Any inconsistency or ambiguity arising from this Amendment shall be resolved in favor of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of June 17, 2013.

BROKER:		OWNER:

CBRE, Inc., a Delaware corporation Licensed Real Estate Broker No. 7800		Roberts Properties Residential, L.P.

By:	/s/ David P. Lanier	By:	/s/ Charles S. Roberts

Name:	David P. Lanier	Name:	Charles S. Roberts

Title:	Sr. Managing Director	Title:	President

Date:	6/18/13	Date:	June 17, 2013

Georgia Real Estate Firm License No. 7800

CBRE Employees	License #
Charles Beard	302245
Tony Swann	141121